Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

IRIS BIOTECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

California	77-0506396
(State or Other Jurisdiction of	(IRS Employer Identification No.)
Incorporation or Organization)

5201 Great America Parkway, Suite 320, Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:  333-142076

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
To Be So Registered	Each Class Is to Be Registered

Securities to be registered pursuant to Section 12(g) of the Act:  Common Stock, no par value

Item 1.  Description of Registrant’s Securities to Be Registered.

Reference is made to the Company’s Registration Statement on Form SB-2 (Registration No.333-142076), and all amendments thereto, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.  A description of the Registrant’s securities to be registered, as required by Item 202 of Regulation S-K, is incorporated herein by reference to the section entitled “Description of Securities to be Registered” in the Company’s Preliminary Prospectus forming a part of the Company’s Registration Statement on Form SB-2, File No.333-142076, and all amendments thereto, filed with the Securities Exchange Commission on December 5, 2007.

Item 2.  Exhibits.

Exhibit
Number	Description of Document

1.1	Specimen of Certificate for Common Stock.

2.1	Articles of Incorporation, as amended (Filed as Exhibit 3.1 to the Registration Statement on Form SB-2, File No. 333-142076, and hereby incorporated herein by reference).

2.2	Certificate of Amendment of Articles of Incorporation (Filed as Exhibit 3.2 to the Registration Statement on Form SB-2, File No. 333-142076, and hereby incorporated herein by reference).

2.3	Amended and Restated By-Laws (Filed as Exhibit 3.3 to the Registration Statement on Form SB-2, File No. 333-142076, and hereby incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IRIS BIOTECHNOLOGIES INC.
Registrant

By:	/s/ Simon Chin
Simon Chin, President, Chief Executive
Officer and Chief Financial Officer

Date:      May 16, 2008